UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 18, 2025, Cypherpunk Technologies Inc. (f./k/a Leap Therapeutics, Inc.), a Delaware corporation (the “Company”) issued a press release announcing the Company has purchased an additional $18 million of Zcash (“ZEC”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

As disclosed above, on November 18, 2025, the Company issued a press release announcing it has purchased an additional 29,869.29 ZEC, for $18 million, at an average purchase price of $602.63 per ZEC. The Company previously disclosed in a Current Report on Form 8-K filed November 12, 2025 its initial acquisition totaling 203,775.27 ZEC, purchased for approximately $50 million, at an average purchase price of $245.37 per ZEC. Now, with the new acquisition, the Company’s total ZEC holdings stand at 233,644.56, at an average price of $291.04, bringing the Company’s total Zcash network ownership to 1.43%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated November 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: November 18, 2025	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO